UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2015

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 7, 2015, Apollo Medical Holdings, Inc. (the “Company”) entered into an Amendment to First Amendment and Acknowledgement (the “Agreement”) with NNA of Nevada, Inc. (“NNA”), an affiliate of Fresenius Medical Care North America. The Agreement amended the First Amendment and Acknowledgement, dated as of February 6, 2015 (the “Acknowledgement”), as amended by the Amendment to First Amendment and Acknowledgement, dated May 13, 2015 (the “First Amendment”). The Agreement included (i) an extension until October 15, 2015 of the deadline previously contemplated by the First Amendment with respect to the filing of a registration statement exclusively for the Company’s own account, (ii) an extension of the filing deadline set forth in the Acknowledgement with respect to the filing of a resale registration statement covering shares held by NNA, and (iii) an extension of the targeted effectiveness date set forth in the Acknowledgement with respect to the resale registration statement covering shares held by NNA. The Acknowledgement was filed as an exhibit to the Company’s Current Report on Form 8-K on February 11, 2015 and the First Amendment was filed as an exhibit to the Company’s Current Report on Form 8-K on May 15, 2015.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to First Amendment and Acknowledgement, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated July 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: July 10, 2015	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer